EXHIBIT 10.(iii)C

                            FARMLAND INDUSTRIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                TABLE OF CONTENTS



 1.   Name of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
 2.   Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . .  1
 3.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

      (a)   Deferred Compensation Plan  . . . . . . . . . . . . . . . .  1
      (b)   Retirement Plan . . . . . . . . . . . . . . . . . . . . . .  1
      (c)   Retirement Plan Benefit . . . . . . . . . . . . . . . . . .  1
      (d)

            (i)   Actuarial Equivalent  . . . . . . . . . . . . . . . .  1
            (ii)  Accumulated Retirement Annuity  . . . . . . . . . . .  1
            (iii) Beneficiary . . . . . . . . . . . . . . . . . . . . .  1
            (iv)  Deferred Retirement Date  . . . . . . . . . . . . . .  1
            (v)   Early Retirement Annuity  . . . . . . . . . . . . . .  1
            (vi)  Early Retirement Date . . . . . . . . . . . . . . . .  1
            (vii) Final Average Wage Base . . . . . . . . . . . . . . .  1
            (viii)      Normal Retirement Date  . . . . . . . . . . . .  1

 4.   Participants  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
 5.   Supplemental Retirement Benefit . . . . . . . . . . . . . . . . .  1

      (a)   Form of Benefit . . . . . . . . . . . . . . . . . . . . . .  1
      (b)   Amount of Benefit:  Normal or Deferred Retirement Date  . .  2
      (c)   Early Retirement Benefit  . . . . . . . . . . . . . . . . .  3

 6.   Limitation on Benefits:  Life Insurance . . . . . . . . . . . . .  3
 7.   Death Benefit . . . . . . . . . . . . . . . . . . . . . . . . . .  3

      (a)   Death Before Retirement . . . . . . . . . . . . . . . . . .  3
      (b)   Death After Retirement  . . . . . . . . . . . . . . . . . .  3

 8.   Forfeiture for Violating Standards of Conduct . . . . . . . . . .  4
 9.   Participants' Rights Unsecured  . . . . . . . . . . . . . . . . .  4
10.   Payments to Incompetent Persons . . . . . . . . . . . . . . . . .  4
11.   Amendments to the Plan  . . . . . . . . . . . . . . . . . . . . .  4
12.   Termination of the Plan . . . . . . . . . . . . . . . . . . . . .  4
13.   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
14.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
15.   Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . .  5
16.   Interpretation and Governing Law  . . . . . . . . . . . . . . . .  5
17.   Administrative Committee  . . . . . . . . . . . . . . . . . . . .  5



                            FARMLAND INDUSTRIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


      Farmland Industries, Inc. (the "Corporation") hereby establishes a deferred compensation plan for certain of its employees, under the terms set forth below:

      1. Name of Plan. This Plan shall be known as the "Farmland Industries, Inc. Supplemental Executive Retirement Plan." It may be referred to in this document simply as the "Plan."

      2.   Effective Date.  The Plan shall be effective January 1, 1994.

      3. Definitions. The following terms shall have the meaning given them below:

         (a) Deferred Compensation Plan means the Corporation's Executive Deferred Compensation Plan, as it may be amended from time to time.

         (b) Retirement Plan means the Farmland Industries, Inc. Employee Retirement Plan, as it may be amended from time to time.

         (c) Retirement Plan Benefit means the amount of benefit payable from the Retirement Plan to a Participant in the form of a single life annuity.

         (d) The following terms shall have the meaning set forth in the Retirement Plan:

               (i)    Actuarial Equivalent;
               (ii)   Accumulated Retirement Annuity;
               (iii)  Beneficiary;
               (iv)   Deferred Retirement Date;
               (v)    Early Retirement Annuity;
               (vi)   Early Retirement Date;
               (vii)  Final Average Wage Base; and
               (viii) Normal Retirement Date.

    4. Participants. The employees listed in Appendix A shall be Participants in the Plan. Appendix A may be revised from time to time by the Board of Directors of the Corporation.

       5. Supplemental Retirement Benefit. Each Participant (a) whose employment with the Corporation terminates on or after his or her 55th birthday, and (b) who has earned a fully vested employer-provided benefit under the Retirement Plan, shall be eligible to receive a Supplemental Retirement Benefit under this Plan.

       (a) Form of Benefit. A Participant's Supplement Retirement Benefit determined under this Plan shall be paid in annual installments. Annual installments shall be paid during the first 15 days of January, beginning with the January immediately following the Participant's termination of employment with the Corporation. Payments shall be made for the shorter of (i) the Participant's lifetime, or (ii) ten years. No more than ten annual payments shall be made in any event.

       (b) Amount of Benefit: Normal or Deferred Retirement Date. The annual Supplemental Retirement Benefit payable at a Participant's Normal Retirement Date or Deferred Retirement Date shall be two-thirds of the following annual benefit payment:

             (i) The employer-provided portion of the Participant's Accumulated Retirement Annuity under the Retirement Plan (expressed as an annual amount), as modified under rules set forth below, less

             (ii) The employer-provided portion of the actual Normal Retirement or Deferred Retirement benefit (whichever is applicable) payable to the Participant in a single life annuity under the Retirement Plan (expressed as an annual amount), and less

             (iii) The employer-provided portion of the Participant's benefit payable, in a single life annuity, at the Participant's Normal Retirement Date or Deferred Retirement Date (whichever is applicable) under the Deferred Compensation Plan (expressed as an annual amount).

       Rules for Calculating (i) Above. In calculating the amount in (i) above, the Participant's Accumulated Retirement Annuity under the Retirement Plan shall be modified. It shall be modified by including as wages (for purposes of calculating the Participant's Final Average Wage
 Base) all deferrals made by the Participant under the Deferred Compensation Plan. It shall also be modified by disregarding the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as they may be amended. These adjustments shall have no impact on the benefit actually paid to the Participant under the Retirement Plan. This shall instead affect only the calculation of the Participant's Supplemental Retirement Benefit under this Plan.

       Determining Employer-Provided Portion of Benefits. In calculating the amount in (ii) above, the employer-provided portion of a Participant's actual Normal or Deferred Retirement benefit shall be the portion considered to be derived from employer contributions under Section 411(c)(1) of the Internal Revenue Code of 1986, as that Section may be amended. In calculating the amount in (i) above, the employer-provided portion of a Participant's Accumulated Retirement Benefit shall be the Participant's Accumulated Retirement Benefit multiplied by a fraction.
 The fraction shall have as its numerator the employer-provided portion of the Participant's Accumulated Retirement Annuity on the Participant's Normal Retirement Date or Deferred Retirement Date (whichever is applicable). The denominator shall be the Participant's full Accumulated Retirement Annuity determined on the Participant's Normal Retirement Date or Deferred Retirement Date (whichever is applicable).

       Early Retirement "Window" Enhancements Disregarded. In calculating a Participant's Accumulated Retirement Annuity under the Retirement Plan, any enhancement of benefits for early retirement available only to those retiring during a "window" of time which is no longer than two years in length, shall not be taken into account.

       (c) Early Retirement Benefit. The annual Supplemental Retirement Benefit payable at a Participant's Early Retirement Date shall be equal to the benefit determined under the preceding provisions of this Section, but adjusted by applying to that benefit the Early Retirement Annuity factors applicable under the Retirement Plan.

  6. Limitation on Benefits: Life Insurance. The Corporation intends to purchase an insurance policy or policies on the lives of some or all the Participants under this Plan. All such policies shall be owned by the Corporation, and the Corporation shall be entitled to designate the beneficiaries under those policies, which may be the Corporation. Participants must fully cooperate with the Corporation in applying for and obtaining insurance on the Participants' lives.

      The Corporation's obligation to pay benefits under this Plan for any Participant shall, in the aggregate, be limited at all times to the aggregate cash value of those life insurance policies designated by the Administrative Committee. The initial list of policies designated by the Administrative Committee for this purpose is set forth in Appendix B.

      The Corporation is under no obligation (a) to establish or maintain cash values under the life insurance policies in any particular amount, (b) to make life insurance premium payments in any particular amount (or to make any payments at all), or (c) to obtain or maintain policies insuring the lives of any particular Participant or Participants (or any Participants at all). If the benefit payments under this Plan for a year would, when added to all prior benefit payments made from this Plan, exceed (a) the total cash value, on August 31 of the preceding year, of the policies designated by the Administrative Committee, increased by (b) any previous reductions in cash value caused by withdrawals from the policies by the Corporation, each Participant's payment shall be reduced. A Participant's reduced payment shall be the product of (a) the total amount available for the payment of benefits for the year, and (b) a fraction, the numerator of which is the Participant's full payment due for the year and the denominator of which is the total full payment due to all Participants for the year.

7.   Death Benefit.

         (a) Death Before Retirement. If a Participant dies (i) before his employment with the Corporation terminates, (ii) after attaining age 55, and (iii) after having earned a fully vested employer-provided benefit under the Retirement Plan, a death benefit shall be paid to the Participant's Beneficiary. That Beneficiary shall be entitled to one annual payment. The annual payment shall be in an amount equal to the annual benefit the Participant would have received if he or she had retired on the date of the Participant's death, and shall be paid in the January following the Participant's death.

         (b) Death After Retirement. If a Participant entitled to a benefit under this Plan dies after his employment terminates, the Participant's Beneficiary shall receive the next annual payment to which the Participant would have been entitled if the Participant had survived. The payment shall be made in the January following the Participant's death. The Beneficiary of a Participant who received ten annual payments shall not, however, be entitled to any further payment.

    8. Forfeiture for Violating Standards of Conduct. Unless the Board of Directors of the Corporation, in its sole discretion, chooses otherwise, no benefit shall be payable to a Participant if one of the reasons for the Participant's termination of employment is the Corporation's reasonable belief that the Participant has committed a criminal act or has violated the Corporation's standards of conduct set forth in the Corporation's employee handbook.

      9. Participants' Rights Unsecured. The right of a Participant, or any beneficiary, to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Corporation. Neither the Participant nor his or her beneficiaries shall have any right to enter against any specific assets of the Corporation. The Participants shall have the status of general unsecured creditors to the Corporation. This Plan constitutes a mere promise by the Corporation to make benefit payments in the future. Benefits under this Plan may not in any way be encumbered or assigned by a Participant or any beneficiary.

     10. Payments to Incompetent Persons. Every person receiving or claiming a benefit under the Plan shall be presumed to be mentally competent and of age until the Administrative Committee receives reliable, written notice that such person is incompetent or a minor. Payments otherwise due a minor shall be paid to any custodial parent of such minor. Payments otherwise due any other incompetent person shall be paid to the guardian, conservator, or other legal representative of such person. In the event that the Administrative Committee is unable to locate a parent, guardian, conservator, or other legal representative of an incompetent person who is otherwise entitled to payment under the Plan, such payment shall be made to the individual determined by the Administrative Committee to have assumed financial responsibility for the care of such person. Before the initial payment is made to an individual designated in this section, the minor or other legally incompetent person shall be notified of the Administrative Committee's intent to make such payment to that other individual. Any payment of a benefit in accordance with the provisions of this Section shall be a complete discharge of any liability to make such payment.

      11. Amendments to the Plan. The Board of Directors of the Corporation (the "Board") may amend the Plan at any time, without the consent of the Participants or their Beneficiaries, provided, however, that no amendment shall divest any Participant or Beneficiary of his or her Supplemental Retirements Benefits already accrued. For this purpose, the Supplemental Retirement Benefits accrued to the date the Plan is amended, when added to the benefits previously paid to Participants and Beneficiaries, shall, however, be limited to the aggregate cash values on the date the Plan is amended of the life insurance policies referred to in Section 6, increased by any previous reductions in cash value caused by withdrawals from the policies by the Corporation.

      12. Termination of the Plan. The Board may terminate the Plan at any time. No additional benefits shall be credited following termination of the Plan, and benefits shall be limited to the aggregate cash values on the date the Plan is terminated of the life insurance policies referred to in Section 6, increased by any previous reductions in cash value caused by withdrawals from the policies by the Corporation. Upon termination of the Plan, distribution of Participants' benefits shall be made in the manner and at the time described under the Plan's normal provisions.

      13. Expenses. Costs of administration of the Plan shall be paid by the Corporation.

      14. Notices. Any Notice or election required or permitted to be given hereunder shall be in writing, in the form prescribed by the Administrative Committee, and shall be deemed to be filed:

            (a) On the date it is personally delivered to the Administrative Committee (or its designee), or

            (b) Three business days after it is sent by registered or certified mail, addressed to the Administrative Committee (or its designee) at the Corporation's address.

      15. Plan Administrator. The Administrative Committee shall be the Plan Administrator for the Plan.

      16. Interpretation and Governing Law. This Plan is established in the state of Missouri. To the extent federal law does not apply, any questions arising under the Plan will be determined under the laws of the state of Missouri.

      17. Administrative Committee. The Board shall appoint an administrative committee of no more than ten members (the "Administrative Committee") to administer this Plan. The Administrative Committee shall have the power to interpret the Plan and to determine all questions that arise under it. Such power includes, for example, the administrative discretion necessary to determine whether an individual meets the Plan's written eligibility requirements, and to interpret any other term contained in this document. All payments of benefits under the Plan shall be made by the Corporation in accordance with the written direction of the Administrative Committee. The decision of the Administrative Committee upon all matters within the scope of its authority shall be final and binding on all parties.

      IN WITNESS WHEREOF, the Corporation hereby adopts this Supplemental Executive Retirement Plan this 23rd day of February, 1994.

                                    FARMLAND INDUSTRIES, INC.



By:        H. D. CLEBERG
           H. D. Cleberg

Title:    President and CEO

ATTEST:

          BERNARD L. SANDERS
          Bernard L. Sanders




                                   APPENDIX A


Allen, W.
Baldwin, M.
Berardi, J.
Campbell, T.
Carter, H.
Cleberg, H.
Daniel, M.
Daugherty, T.
Dees, S.
Douglass, R.
Evans, G.
Filson, D.
Grazier, G.
Hodges, C.
Honse, R.
Kimble, D.
Morris, C.
Morrison, G.
Otwell, K.
Pardun, R.
Richter, G.
Rieman, S.
Sadler, M.
Sander, D.
Sanders, B.
Schrodt, F.
Shepard, R.
Sweat, M.
Vickers, K.
Wallace, E.




                                   APPENDIX B


                   (List of life insurance policies whose cash
                       values serve as a cap on benefits.)